Exhibit (j)

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the references to our firm under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information included in Pre-Effective Amendment Number 7 to the Registration Statement (Form N-1A, 333-89822) of ProShares Trust (the Trust), and to the inclusion of our report dated June 13, 2006 on the financial statements of the Short S&P500 ProShares of the Trust as of June 12, 2006.

/s/ Ernst & Young LLP
Ernst & Young LLP

Boston, Massachusetts

June 13, 2006